As filed with the Securities and Exchange Commission on May 7, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Virginia	Penn Virginia Corporation	23-1184320
(State or other jurisdiction of incorporation)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification Number)

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

(610) 687-8900

(Addresses, including zip code, and telephone numbers, including area code, of registrant’s principal executive offices)

Nancy M. Snyder

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

(610) 687-8900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adorys Velazquez

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

(212) 237-0000

Approximate date of commencement of proposed sale to the public: From time to time after the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share	10,000,000(1)	(2)	$41,100,000	$5,606.04

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock being registered on behalf of selling shareholder shall be adjusted to include any additional shares of common stock that may become issuable as a result of any dividend, split, combination or similar transaction.
(2)	The proposed maximum offering price per share will be determined from time to time by the selling shareholder in connection with, and at the time of, the sale by the selling shareholder of the shares of common stock registered hereunder.
(3)	Solely for the purpose of calculating the registration fee, the proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Registrant’s common stock on May 6, 2013, as reported on the New York Stock Exchange.
(4)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2013

PROSPECTUS

10,000,000 Shares

Common Stock

This prospectus relates to up to 10,000,000 shares of our common stock to be offered from time to time by the selling shareholder named in this prospectus. All of the shares of common stock being registered hereby were originally issued to the selling shareholder in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, on April 24, 2013.

The selling shareholder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which the selling shareholder will offer the securities. The specific terms of any offering may be included in a supplement to this prospectus. The names of any underwriters will be stated in a supplement to this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholder.

Investing in our common stock involves risks. You should carefully consider the risk factors incorporated by reference into this prospectus before you make an investment in our securities. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference herein for information on certain risks related to the purchase of our securities.

Our common stock is traded on the New York Stock Exchange under the symbol “PVA.” On May 6, 2013, the closing price of our common stock was $4.09 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the United States Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling shareholder may, from time to time, offer and sell, in one or more offerings, up to 10,000,000 shares of our common stock. This prospectus provides you with a general description of Penn Virginia Corporation and the common stock registered hereunder that may be offered by the selling shareholder. Each time the selling shareholder sells any shares of common stock offered by this prospectus, the selling shareholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling shareholder and the terms of the common stock being offered. That prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.

As used in this prospectus, “we,” “us,” “our” and “Penn Virginia” mean Penn Virginia Corporation.

ABOUT PENN VIRGINIA CORPORATION

We are an independent oil and gas company engaged primarily in the exploration, development and production of natural gas and oil in various domestic onshore regions of the United States. We have a geographically diverse asset base with active operations in Texas, the Mid-Continent and Mississippi. Our operations are concentrated in the Eagle Ford Shale, Granite Wash, Haynesville Shale, Cotton Valley and Selma Chalk plays.

Our corporate headquarters and principal executive offices are located at Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087, and our telephone number is (610) 687-8900. Our website address is http://www.pennvirginia.com. The information on our website is not part of this prospectus.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file reports, proxy statements and other information with the SEC. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such materials also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information. The website address is: http://www.sec.gov.

Our internet address is http://www.pennvirginia.com. We make available free of charge on or through our website our Corporate Governance Principles, Code of Business Conduct and Ethics, Executive and Financial Officer Code of Ethics, Audit Committee Charter, Nominating and Governance Committee Charter and Compensation and Benefits Committee Charter, and we will provide copies of such documents to any shareholder who so requests. We also make available free of charge on or through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website or any other website is not part of this prospectus.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “PVA” and reports, proxy statements and other information also can be inspected at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of each offering under this prospectus (excluding any information furnished but not filed pursuant to Items 2.02 and 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, are incorporated by reference in this prospectus:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 25, 2013, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2013 Annual Meeting of Shareholders filed on April 1, 2013;

•

our Current Reports on Form 8-K filed on February 1, 2013, February 20, 2013, April 3, 2013, April 11, 2013, April 29, 2013 and May 3, 2013, and Current Report on Form 8-K/A filed on February 7, 2013; and

•	our Form 8-A filed on August 18, 1997 and our Form 8-A/A filed on March 28, 2002.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

Investor Relations Department

Penn Virginia Corporation

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

(610) 687-8900

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements use forward-looking words such as “may,” “will,” “should,” “could,” “achievable,” “anticipate,” “believe,” “expect,” “estimate,” “project” or other words and phrases of similar meaning. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition or state other “forward-looking” information. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statements. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2012, or our 2012 Annual Report.

These statements reflect our current views with respect to future events and are subject to various risks, uncertainties and assumptions, including, but not limited, to:

•	the volatility of commodity prices for oil, natural gas liquids, or NGLs, and natural gas;

•	our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production;

•	our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations;

•	any impairments, write-downs or write-offs of our reserves or assets;

•	the projected demand for, and supply of, oil, NGLs and natural gas;

•	reductions in the borrowing base under our revolving credit facility;

•	our ability to contract for drilling rigs, supplies and services at reasonable costs;

•	our ability to obtain adequate pipeline transportation capacity for our oil and natural gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices;

•	the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from estimated proved oil and natural gas reserves;

•	drilling and operating risks;

•	our ability to compete effectively against other independent and major oil and natural gas companies;

•	our ability to successfully monetize select assets and repay our debt;

•	leasehold terms expiring before production can be established;

•	environmental liabilities that are not covered by an effective indemnity or insurance;

•	the timing of receipt of necessary regulatory permits;

•	the effect of commodity and financial derivative arrangements;

•	our ability to maintain adequate financial liquidity and to access adequate levels of capital on reasonable terms;

•	the occurrence of unusual weather or operating conditions, including force majeure events;

•	our ability to retain or attract senior management and key technical employees;

•	counterparty risk related to their ability to meet their future obligations;

•	changes in governmental regulation or enforcement practices, especially with respect to environmental, health and safety matters;

•	uncertainties relating to general domestic and international economic and political conditions; and

•	other risks set forth in Item 1A of our 2012 Annual Report, which is incorporated by reference herein.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and in the documents incorporated herein by reference. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our 2012 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in our common stock. In the event that the selling shareholder, or any of its donees, pledgees, transferees or other successors-in-interests, offers and sells any securities pursuant to a prospectus supplement, such prospectus supplement may include additional risk factors relevant to an investment in our common stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling shareholder. We will not receive any proceeds from the sale of common stock by the selling shareholder.

DESCRIPTION OF CAPITAL STOCK

The following briefly summarizes the provisions of our articles of incorporation and amended and restated bylaws that would be important to holders of our capital stock. We urge you to read our articles of incorporation, including the articles of amendment creating the 6% Preferred Stock (as defined below), and our amended and restated bylaws, which are exhibits to the registration statement that contains this prospectus.

As of May 1, 2013, our authorized capital stock was 128,100,000 shares. Those shares consisted of 100,000 authorized shares of preferred stock, par value $100.00 per share, 11,500 of which were outstanding, and 128,000,000 authorized shares of common stock, par value $0.01 per share, of which 65,222,907 shares were outstanding.

Common Stock

Listing

Our outstanding shares of common stock are listed on the NYSE under the symbol “PVA.” Any additional common stock we issue also will be listed on the NYSE.

Dividends

Holders of common stock may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or other form out of legally available funds.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Subject to the special voting rights of our preferred stock, the holders of common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our shareholders. Directors are elected by a majority of the votes cast in the election for such director nominee. Holders of common stock may not cumulate their votes in the elections of directors. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter. Certain significant transactions defined in our articles of incorporation may also require the affirmative vote of 90% of the voting power of all outstanding shares entitled to vote in the election of directors. See “—Anti-Takeover Provisions—Certain Provisions in Our Articles of Incorporation—Fair Price Provisions” below.

In the event that dividends on the 6% Preferred Stock (as defined below) are in arrears and unpaid for six or more quarterly periods (whether or not consecutive), the holders of the 6% Preferred Stock (as defined below), voting as a single class, will be entitled at our next regular or special meeting of shareholders to elect two additional directors to our board of directors.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board of directors may adopt an amendment to our articles of incorporation describing the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

In October 2012, we completed a registered offering of 11,500 shares of our 6% Series A Convertible Perpetual Preferred Stock (the “6% Preferred Stock”) that provided $110.3 million of proceeds, net of underwriting fees and issuance costs.

The annual dividend on each share of the 6% Preferred Stock is 6.00% per annum on the liquidation preference of $10,000 per share and is payable quarterly, in arrears, on each of January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2013. We may, at our option, pay dividends in cash, common stock or a combination thereof.

Each share of the 6% Preferred Stock is convertible, at the option of the holder, into a number of shares of our common stock equal to the liquidation preference of $10,000 divided by the conversion price, which is initially $6.00 per share and is subject to specified anti-dilution adjustments. The initial conversion rate is equal to 1,666.67 shares of our common stock for each share of the 6% Preferred Stock. The 6% Preferred Stock is not redeemable by us or the holders at any time. At any time on or after October 15, 2017, we may, at our option, cause all outstanding shares of the 6% Preferred Stock to be automatically converted into shares of our common stock at the then-applicable conversion price if the closing sale price of our common stock exceeds 130% of the then-applicable conversion price for a specified period prior to conversion. If a holder elects to convert shares of the 6% Preferred Stock upon the occurrence of certain specified fundamental changes, we may be obligated to deliver an additional number of shares above the applicable conversion rate to compensate the holder for lost option value.

Anti-Takeover Provisions

Certain provisions in our articles of incorporation and bylaws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Articles of Incorporation

Shareholder Action by Unanimous Consent. Virginia law provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action. Our articles of incorporation do not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

Blank Check Preferred Stock. Our articles of incorporation authorize the issuance of blank check preferred stock. As described above under “Preferred Stock,” the board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

Fair Price Provisions. Our articles of incorporation contain certain “fair price” provisions. These provisions state that any person who acquires 10% or more of our voting stock cannot engage in a significant transaction with us that is not approved by our continuing directors or the holders of 90% of our stock unless our shareholders receive a price at least equal to that determined by a formula set forth in our articles of incorporation. In addition, if the acquiror paid cash to acquire its original interests, it must pay cash in the subsequent significant transaction. Under these provisions, continuing directors are directors who were on the board prior to the acquiror’s 10% or more acquisition or were subsequently recommended by such original directors.

Election and Removal of Directors

Our directors are elected for one-year terms and can be removed, with or without cause, if the number of votes cast for removal at a shareholder meeting called for that purpose at which a quorum is present constitutes a majority of the votes entitled to be cast at an election of directors. Our bylaws currently provide that the total number of directors is seven. The number of directors may be increased or decreased by amendment of the bylaws. Vacancies in the board may be filled by shareholders or by the board. Special meetings of shareholders may be called only by a majority of our board of directors or by our chief executive officer. Our bylaws require that advance notice of nominees for election as directors be made by a shareholder, and that shareholder proposals be given to our corporate secretary, together with certain specified information, not less than 90 days nor more than 180 days before the anniversary of the immediately preceding annual meeting of shareholders.

Virginia Anti-Takeover Statutes and Other Virginia Laws

Control Share Acquisitions Statute. Under the Virginia control share acquisitions statute, shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights unless (1) those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation or (2) the articles of incorporation or bylaws of the corporation provide that the provisions of the control share acquisitions statute do not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. This regulation was designed to deter certain takeovers of Virginia public corporations. As permitted by Virginia law, we have opted out of the Virginia anti-takeover law regulating “control share acquisitions.”

Affiliated Transactions. Under the Virginia anti-takeover law regulating affiliated transactions, material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required. The provisions of this statute do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder. Virginia law permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

Director Standards of Conduct. Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Virginia law provides that, in determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

Indemnification of Officers and Directors

Virginia law permits, and our bylaws provide for, the indemnification of our directors and officers with respect to certain liabilities and expenses imposed upon them in connection with any civil, criminal or other proceeding by reason of having been a director or officer of Penn Virginia. This indemnification does not apply to willful misconduct or a knowing violation of the criminal law. We have been informed that in the opinion of the SEC indemnification for liability under the Securities Act is against public policy and is unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar of the common stock is American Stock Transfer & Trust Company, LLC.

SELLING SHAREHOLDER

This prospectus covers the offering for resale of up to 10,000,000 shares of our common stock by the selling shareholder. All of the shares of common stock being registered hereby were originally issued to the selling shareholder in a private placement exempt from the registration requirements of the Securities Act on April 24, 2013. The selling shareholder may sell all, some or none of the shares covered by this prospectus. See “Plan of Distribution.”

The following table sets forth information about the maximum number of shares of common stock that may be offered from time to time by the selling shareholder under this prospectus. The selling shareholder identified below may currently hold or, subject to restrictions on the selling shareholder’s right to acquire our securities set forth in the Standstill Agreement dated April 24, 2013 between us and the selling shareholder (the “Standstill Agreement”), acquire at any time shares of common stock in addition to those registered hereby. In addition, the selling shareholder identified below may sell, transfer or otherwise dispose of some or all of its shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling shareholder upon completion or termination of this offering.

Information concerning the selling shareholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

To our knowledge, the selling shareholder does not have, or within the past three years, has not had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described herein.

We have prepared the table and the related notes based on information supplied to us by the selling shareholder on or prior to May 1, 2013. We have not sought to verify such information.

The selling shareholder is not a broker-dealer registered under Section 15 of the Exchange Act, or, except for its indirect ownership of Energy Hunter Securities, Inc.; an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

The following table sets forth information relating to the selling shareholder’s beneficial ownership of the shares:

	Shares Owned		Shares That May Be Offered Hereby
Name of Selling Shareholder	Number	Percentage(1)	Number
Magnum Hunter Resources Corporation	10,000,000	15.33%	10,000,000

*	Less than 1%.
(1)	The calculation is based upon 65,222,907 shares of common stock outstanding as of May 1, 2013.

On April 24, 2013, we acquired certain producing oil and gas properties in the Eagle Ford Shale play from the selling shareholder, pursuant to a Stock Purchase Agreement, as amended, dated April 2, 2013, by and among us, the selling shareholder and Penn Virginia Oil & Gas Corporation (the “SPA”). We paid a purchase price of approximately $400 million, consisting of approximately $360 million in cash and the issuance of 10,000,000 shares of our common stock to the selling shareholder, all of which shares are being registered hereunder. We also paid closing adjustments of approximately $19 million and assumed approximately $16 million of net current liabilities.

Pursuant to the SPA, we entered into (i) a Registration Rights, Lock-Up and Buy-Back Agreement, dated April 24, 2013, by and among us and the selling shareholder, whereby we agreed, among other things, to file this registration statement and (ii) the Standstill Agreement, whereby the selling shareholder agreed, among other things, not take certain actions intended to cause a change of control of us and to grant us a proxy to vote the selling shareholder’s shares of our common stock so long as the selling shareholder owns more than 10% of our common stock.

PLAN OF DISTRIBUTION

The selling shareholder, or any of its donees, pledgees, transferees or other successors-in-interests, may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions for cash, stock or other consideration. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions (which may be in excess of what is customary in the types of transactions indicated). These sales may be at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	block transactions (which may involve crosses) and transactions on the NYSE or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers in privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method or combination of methods permitted pursuant to applicable law.

The selling shareholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These commissions and discounts may exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholder. The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares of common stock to broker-dealers or other financial institutions that in turn may sell such shares. The selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions that require delivery to the broker-dealer or other financial institution of the common stock which their broker-dealer or financial institution may resell under this prospectus.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if the selling shareholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. Specifically, the selling shareholder has pledged the shares of common stock to Bank of Montreal, as administrative agent, and the other lenders under the selling shareholder’s senior credit facility, which generally permits sales of the shares by the selling shareholder in the absence of an event of default and sales of the shares by the administrative agent and such lenders in an event of default.

The selling shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the shares of common stock in other circumstances in which case the donees, pledgees, transferees or other successors-in-interests will be the selling beneficial owners for purposes of this prospectus.

The Standstill Agreement generally prohibits the selling shareholder from knowingly transferring any shares of our common stock to any person who, together with its affiliates, would thereafter beneficially own 10% or more of our common stock unless such person and its affiliates agree to be bound by the Standstill Agreement.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be filed that will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. There can be no assurance that the selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus is deemed a part.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling shareholder, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market-making involves transactions in which a market-maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

LEGAL MATTERS

The validity of the shares of our common stock that may be offered hereby will be passed upon for us by Hunton & Williams LLP, our Virginia counsel. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Penn Virginia Corporation as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The Statement of Revenues and Direct Operating Expenses of Magnum Hunter Resources Corporation’s Certain Eagle Ford Properties for the year ended December 31, 2012 incorporated herein by reference has been included in reliance on the report of Hein & Associates LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby.

Securities and Exchange Commission registration fee		$5,606.04
Fees and expenses of accountants	$	*
Fees and expenses of legal counsel	$	*
Printing and engraving expenses	$	*
Miscellaneous expenses	$	*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Our bylaws provide that we will indemnify any person who was or is a party or threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, and whether or not by or in the right of Penn Virginia, by reason of the fact that he or she is or was a director or officer of Penn Virginia, or, while a director or officer of Penn Virginia, is or was serving at the request of Penn Virginia as a director, officer, manager, partner, trustee, administrator, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity, for expenses (including attorney’s fees), judgments, fines, penalties, including any excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the fullest extent and manner permitted by the Virginia Stock Corporation Act. Our bylaws further provide that we will pay expenses incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition upon receipt of a written undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

We have in effect a directors and officers liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of Penn Virginia and his or her heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his or her capacity as a director or officer of Penn Virginia, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his or her being or having been a director or officer of Penn Virginia. The policy may be cancelled by the insurer upon 60 days written notice to us. To the extent that such insurance covers liabilities arising under the Securities Act, we make no waivers or undertakings with respect thereto, except as set forth in Item 17 of this Registration Statement.

Any underwriting agreement entered into in connection with the sale of securities offered pursuant to this Registration Statement will provide for indemnification.

Item 16.	Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Penn Virginia under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

2.1	Stock Purchase Agreement, dated April 2, 2013, by and among Magnum Hunter Resources Corporation, Penn Virginia Oil & Gas Corporation and Penn Virginia Corporation (incorporated by reference to Exhibit 2.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on April 11, 2013).

2.1.1	Amendment to Stock Purchase Agreement, dated April 8, 2013, by and among Magnum Hunter Resources Corporation, Penn Virginia Oil & Gas Corporation and Penn Virginia Corporation (incorporated by reference to Exhibit 2.2 to Penn Virginia Corporation’s Current Report on Form 8-K filed on April 11, 2013).

4.1	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.1.1	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.1.2	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3 to Penn Virginia Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

4.1.3	Articles of Amendment to Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Report on Form 8-K filed on June 12, 2007).

4.1.4	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on May 10, 2010).

4.1.5	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on October 17, 2012).

4.2	Amended and Restated Bylaws of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on May 3, 2013).

4.3	Registration Rights, Lock-Up and Buy-Back Agreement, dated April 24, 2013, among Penn Virginia Corporation and Magnum Hunter Resources Corporation (incorporated by reference to Exhibit 4.5 to Penn Virginia Corporation’s Current Report on Form 8-K filed on April 29, 2013).

5.1**	Opinion of Hunton & Williams LLP

23.1**	Consent of KPMG LLP.

23.2**	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.3**	Consent of Hein & Associates LLP.

24.1**	Powers of Attorney (included on signature pages of this Registration Statement).

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement , or is contained in a form of prospectus filed pursuant to Rule 424(c) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on May 7, 2013.

PENN VIRGINIA CORPORATION

By:	/s/ H. BAIRD WHITEHEAD
H. Baird Whitehead
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2013.

Signature	Title

/s/ H. BAIRD WHITEHEAD	President, Chief Executive Officer and Director
H. Baird Whitehead	(principal executive officer)

/s/ STEVEN A. HARTMAN	Senior Vice President, Chief Financial Officer and Treasurer
Steven A. Hartman	(principal financial officer)

/s/ JOAN C. SONNEN	Vice President and Controller
Joan C. Sonnen	(principal accounting officer)

/s/ JOHN U. CLARKE	Director
John U. Clarke

/s/ EDWARD B. CLOUES, II Edward B. Cloues, II	Director

/s/ STEVEN W. KRABLIN Steven W. Krablin	Director

/s/ MARSHA R. PERELMAN Marsha R. Perelman	Director

/s/ PHILIPPE VAN MARCKE DE LUMMEN Philippe van Marcke de Lummen	Director

/s/ GARY K. WRIGHT Gary K. Wright	Director

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

2.1	Stock Purchase Agreement, dated April 2, 2013, by and among Magnum Hunter Resources Corporation, Penn Virginia Oil & Gas Corporation and Penn Virginia Corporation (incorporated by reference to Exhibit 2.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on April 11, 2013).

2.1.1	Amendment to Stock Purchase Agreement, dated April 8, 2013, by and among Magnum Hunter Resources Corporation, Penn Virginia Oil & Gas Corporation and Penn Virginia Corporation (incorporated by reference to Exhibit 2.2 to Penn Virginia Corporation’s Current Report on Form 8-K filed on April 11, 2013).

4.1	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.1.1	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.1.2	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3 to Penn Virginia Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

4.1.3	Articles of Amendment to Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Report on Form 8-K filed on June 12, 2007).

4.1.4	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on May 10, 2010).

4.1.5	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on October 17, 2012).

4.2	Amended and Restated Bylaws of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on May 3, 2013).

4.3	Registration Rights, Lock-Up and Buy-Back Agreement, dated April 24, 2013, among Penn Virginia Corporation and Magnum Hunter Resources Corporation (incorporated by reference to Exhibit 4.5 to Penn Virginia Corporation’s Current Report on Form 8-K filed on April 29, 2013).

5.1**	Opinion of Hunton & Williams LLP

23.1**	Consent of KPMG LLP.

23.2**	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.3**	Consent of Hein & Associates LLP.

24.1**	Powers of Attorney (included on signature pages of this Registration Statement).

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K.
**	Filed herewith.